                                                                    EXHIBIT 10.5

                              CONSULTING AGREEMENT


         This Agreement, effective as of June 1, 2000, is entered into between Michael D. Rumbolz an (hereinafter referred to as "CONSULTANT"), and Casino Data Systems, a Nevada corporation (hereinafter referred to as "CDS").

                                    RECITALS

         CONSULTANT and CDS wish to enter into an agreement under which CONSULTANT shall perform consulting services for the benefit of CDS as directed by officers and directors of CDS.

                                     TERMS

         NOW THEREFORE, in consideration of the mutual covenants, conditions, and obligations stated herein, the parties agree as follows:

SERVICES

1. CONSULTANT hereby agrees to perform consulting service for the benefit of CDS, and CDS hereby agrees to engage CONSULTANT to perform such consulting services as the Board of Directors and Officers of CDS and CONSULTANT may mutually agree from time to time.

2. CDS acknowledges that CONSULTANT may from time to time accept independent contracts for work provided that: i) such work does not interfere with his responsibilities to CDS, or ii) such work is not for the benefit of an entity or person directly or indirectly competing with CDS. CONSULTANT shall not be employed by any other entity or person during the term of this Agreement without CDS' prior written consent.

COMPENSATION AND BENEFITS

3. CDS shall pay CONSULTANT a minimum fee of $100,000 (One hundred Thousand Dollars) per year, payable in equal monthly installments, during the term of this Agreement. CONSULTANT's fee may be increased from time to time at the discretion of the Board of Directors.

4. CDS may pay an additional fee to CONSULTANT, subject to the discretion of the Board of Directors of CDS.

5. CONSULTANT shall not be eligible to participate in benefits offered by CDS to its employees.

6. Pursuant to the terms and conditions of an option agreement of even date herewith, CDS agrees to award CONSULTANT options to purchase up to 500,000 shares of CDS' common stock. These options shall vest as to 100,000 shares on the first anniversary of the date hereof and hereafter ratably in quarterly increments over an additional four (4) year period.

7. CDS will reimburse CONSULTANT all reasonable business expenses incurred in performing CONSULTANT's duties and promoting the business of CDS.

TERM AND TERMINATION

8. The term of this Agreement shall be one (1) year from the date of this agreement. This Agreement shall automatically renew for successive one
         (1) year terms thereafter, subject to the termination provisions of the next paragraph.

9. Either CONSULTANT or CDS may terminate this agreement at any time upon thirty (30) days written notice to the other party.

INTELLECTUAL PROPERTY OWNERSHIP AND NON-DISCLOSURE OF INFORMATION

10. CDS shall be the sole owner of all Intellectual Property (as defined below) created, developed, or invented by CONSULTANT during the term of this Agreement and related to CDS' current or prospective business. The term "Intellectual Property" shall include, without limitation, trade secrets, inventions, patents, patent applications, trademarks, works of authorship, and all improvements therein. CONSULTANT shall not, during or after the term of this Agreement, disclose any of the Intellectual Property to any person, firm, corporation, association or other entity for any reason or purpose, except pursuant to the written instructions of CDS or by order of a court of competent jurisdiction. In the event of CONSULTANT's breach or threatened breach of this paragraph, CDS shall be entitled to a preliminary restraining order and an injunction restraining and enjoining CONSULTANT from disclosing any or any part of the Intellectual Property and from rendering services to any person, firm, corporation, association, or other entity to whom all or any part of such information or technology has been, or is threatened to be, disclosed.

ASSIGNMENT AND SURVIVAL

11. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by CONSULTANT to any other party or person without the prior written consent of the Company, which consent may be withheld for any or no reason.

RESTRICTIVE COVENANT

12. CONSULTANT agrees that during the term of this Agreement and for a period of one (1) year thereafter, CONSULTANT will not, without the prior written consent of the Company, directly or indirectly, engage in any of the following actions:

             Render services, advice or assistance to any corporation, person, organization or other entity which offers products or services which compete with products or services offered by the Company or which may be offered by the Company within the foreseeable future, including, without limitation, as an employee, independent contractor, officer, director, manager, beneficial owner, partner, member or shareholder (other than being a shareholder in a corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended, where the shareholder's total holdings are less than one percent (1%)).

             Induce, solicit, endeavor to entice or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, vendor, licensee, licensor or other business relation and the Company.

In addition, CONSULTANT agrees that during the term of this Agreement and for a period of six months thereafter, CONSULTANT will not induce, solicit, endeavor to entice or attempt to induce any employee of the Company to leave the employ of the Company, or to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to any third person or entity, or in any way interfere adversely with the relationship between any such employee and the Company.

GENERAL PROVISIONS

13. This Agreement contains the complete agreement between parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

14. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

15. The Parties agree that this Agreement is for the benefit of the parties hereto and is not intended to confer any rights or benefits on any third party, and that there are no third party beneficiaries as to this Agreement or any part or specific provision of this Agreement.

16. This Agreement shall be interpreted in accordance with the laws of the State of Nevada without regard to conflict of law provisions contained therein. Any action or other legal proceeding relating to the subject matter of this Agreement shall be brought in the State of Nevada; both parties hereby consent to such venue.

17. Any and all notices or other communications required or permitted by any provision of this Agreement shall be in writing and shall be hand-delivered, mailed by certified mail, return receipt requested, or delivered by overnight courier and shall be deemed to be given, dated and received when so delivered or, if mailed, 48 hours after the time of mailing, to the Company at 3300 Birtcher Drive, Las Vegas, Nevada 89118, and to CONSULTANT at the address reflected in the books and records of the Company (or to such other address or addresses as either party may subsequently designate by notice given hereunder).

18. In the event that any of the provisions contained in this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provisions hereunder, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

The parties execute this Agreement as follows:


CONSULTANT                                  CASINO DATA SYSTEMS



/s/ Michael Rumbolz                         By: /s/ Steven A. Weiss
--------------------------                     --------------------------------
                                               Its: CEO/Chairman
                                                   ----------------------------



June 1, 2000                                6/1/00
--------------------------                  -----------------------------------
Date                                        Date